UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2015 (May 22, 2015)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

CONSOL Energy Inc. (“CONSOL Energy” or the “Company”) as borrower and certain of its subsidiaries as guarantor loan parties entered into Amendment No. 1, dated as of May 22, 2015 (the “Amendment”) with certain lenders and PNC Bank, National Association as administrative agent. The Amendment amends the Amended and Restated Credit Agreement dated as of June 18, 2014, and the related Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 18, 2014 (together, the “Credit Agreement”). A copy of the Amendment is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. The description of the Amendment in this Form 8-K is a summary and is qualified in its entirety by the terms of the Amendment.

Amendment

The Amendment amends the Credit Agreement to allow, among other things, spinoffs, or other public equity offering transactions, in regard to subsidiaries that own metallurgical coal assets and thermal coal assets, and all arrangements, actions and transactions in connection therewith, including releases of associated entities or assets from the Credit Agreement and any liens granted under the loan documents. The Amendment also permits the incurrence of a term loan facility up to an aggregate principal amount of $600 million at subsidiaries of the Company that own the thermal coal assets and the incurrence of a revolving credit facility up to an aggregate principal amount of $300 million at subsidiaries of the Company that own the metallurgical coal assets.

General

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as an exhibit and the terms of which are incorporated by reference.

The Amendment is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL Energy or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amendment are made solely for purposes of that agreement and are made as of specific dates; are solely for the benefit of the parties thereto; may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL Energy or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 10.1	Amendment No. 1, dated as of May 22, 2015, to the Amended and Restated Credit Agreement, dated as of June 18, 2014, by and among CONSOL Energy Inc., the subsidiary guarantors party thereto and certain lenders and PNC Bank, National Association as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Administrative Officer

Dated: May 26, 2015

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 10.1	Amendment No. 1, dated as of May 22, 2015, to the Amended and Restated Credit Agreement, dated as of June 18, 2014, by and among CONSOL Energy Inc., the subsidiary guarantors party thereto and certain lenders and PNC Bank, National Association as administrative agent.